KEATING CAPITAL

Buy Privately, Sell Publicly, Capture the Difference™

Q2 2013 Investor Presentation

Nasdaq: KIPO

www.KeatingCapital.com

Disclaimer

Keating Capital, Inc. ("Keating Capital") is a Maryland corporation that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Keating Investments, LLC ("Keating Investments") is an SEC registered investment adviser and acts as an investment adviser and receives base management and/or incentive fees from Keating Capital. Keating Investments and Keating Capital operate under the generic name of Keating. This presentation is a general communication of Keating and is not intended to be a solicitation to purchase or sell any security. This presentation may contain certain forward-looking statements, including statements with regard to the future performance of Keating Capital. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially are included in Keating Capital's Form 10-K and Form 10-Q, and other SEC filings, and include uncertainties of economic, competitive, and market conditions, and future business decisions all of which are difficult or impossible to predict accurately, and many of which are beyond the control of Keating Capital. Although Keating Capital believes that the assumptions underlying the forward-looking statements included herein are reasonable, any of the assumptions could be inaccurate and therefore there can be no assurance that the forward-looking statements included herein will prove to be accurate. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update this presentation (including the slides presented) or any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Important Information about Structural Protections:

In each of our investments, we may seek to negotiate structural protections such as conversion rights which would result in our receiving shares of common stock at a discount to the IPO price upon conversion at the time of the IPO, or warrants that would result in our receiving additional shares for a nominal exercise price at the time of an IPO. These structural protections would, in the event of an IPO, entitle us to receive shares of common stock at a multiple of our investment cost. We refer to this multiple as our structurally protected appreciation multiple. The ability to realize this structurally protected appreciation ("SPA") at the time of the IPO will depend on a number of factors including each portfolio company's completion of an IPO, any adjustment to the special IPO conversion price that may be negotiated prior to or during the IPO process, the possible subsequent issuance of more senior securities that may impact the relative value of the structural protection, and fluctuation in the market price of each portfolio company's common shares until such time as the common shares received upon conversion can be disposed of following the expiration of the 180-day post-IPO lockup period. The SPA is not impacted by the IPO price since the structural protections are designed to derive such SPA at any IPO price at the time of the IPO (although there may be limitations which may diminish the value of our SPA). Further, even if an IPO is completed, this SPA would not be realized unless the market price of each portfolio company's common shares equals or exceeds the IPO price at the time such shares are disposed of following the post-IPO lockup period. Please see our periodic reports on Form 10-K and Form 10-Q for additional information on, and risks related to, our structural protections.

Private to Public Value Accretion Opportunity

Buy Privately, Sell Publicly, Capture the Difference™

Private to Public Valuation Differential

We believe that public companies are typically valued 2x higher than private companies,[1] which creates an opportunity to…

Private to public valuation arbitrage



Sell publicly
Valuation increase
Capture the difference
Buy privately
Private
Public

Pre-IPO Investment

…invest in the final round of private financing before a company goes public (expected within 2 years after our investment)…



Targeted 2x Return Over 4 Years

…from which Keating Capital targets a 2x return on its investment over a targeted 4-year investment horizon[2]



[1] Based on its experience, Keating Capital believes that publicly traded companies have the potential to be, and have historically been, valued 2x higher than comparable private companies with similar sales, expenses and profits because investors are generally willing to pay a premium for the liquidity associated with a stock that can be sold immediately.

[2] There is no assurance that our portfolio companies will be able to complete an IPO or other liquidity event or that we will be able to realize any net gains from the sale of our publicly traded portfolio company investments or our interests in private portfolio companies as part of a sale transaction involving such private portfolio companies. In the event the expected investment horizon is less than 4 years, the targeted return may be correspondingly reduced.

About Keating Capital (Nasdaq: KIPO)

Firm & Deal Sourcing

8 people
- Denver (HQ)
- Silicon Valley

Deals sourced from
- Venture capital firms
- Investment banks

Investment Criteria
- **Revenue:** $20 million (trailing 12 months)
- **IPO Timing:** Commitment to complete IPO within 2 years from date of investment
- **Targeted Return:** Expectation of 2x return over anticipated 4-year holding period[1]

Target Investment Size
$3 million per portfolio company based on cash available

[1] If investment horizon is less than 4 years, targeted return may be correspondingly reduced.

Portfolio Company Summary

20 Portfolio company investments (since inception)	**7** Lead investor
4 IPOs completed	**4** Exits[1]

[1] Consists of the disposition of three portfolio companies following their IPOs and the sale of our interests in a private portfolio company as part of the sale of a majority interest to a private equity firm

Distributions
(per share)



$0.13
$0.03
$0.48
2011[1]
2012[2]
2013[3]

[1] Return of capital.
[2] Long-term capital gains.
[3] Consists of a $0.24 per share dividend paid in June 2013, and a $0.24 per share dividend declared in May 2013, but payable in September 2013. Distributions paid from 2013 net realized gains, but final determination of the tax attributes to be made at the end of 2013.

Financial Data
(Unless otherwise noted, all data is as of June 30, 2013)

Net assets (millions)	$69.9
Portfolio company investments at fair value (millions)	$52.7
Cash (millions)	$18.5
Shares outstanding	8,972,226
NAV per share	$7.79
Closing price per share (at 6/30/13)	$6.78
Market cap (millions)	$60.8
Price/NAV	87%
52-week range	$5.65 - 7.80
Average daily volume (52-week)	13,018

Experienced Investment Team

Name, Position	Key Responsibilities	Prior Experience	Years in Industry
 Timothy J. Keating CEO	**Investment Committee** Management Capital Markets	Bear Stearns; Kidder, Peabody & Co. Incorporated; Nomura; Harvard	27
 Kyle L. Rogers, CFA CIO	**Investment Committee** Analysis	Goldman Sachs; Dartmouth 1769	13
 Frederic M. Schweiger CFO, COO & CCO	**Investment Committee** Transaction Execution Compliance	Old World Industries; ND; NYU; Marquette	11
 Rexford A. Darko Managing Director	Deal Origination Analysis	Prospect Capital; Columbia Business School; UCL; King's College London	13

20 Investments Totaling $61.8 Million[1] Since Inception



NYSE: NPTN
NeoPhotonics
Innovation through Integration
$1.0 million
Nasdaq: SZYM
solazyme
$1.0 million
livescribe
$0.5 million
MBAPOLYMERS
$2.0 million
BrightSource
$2.5 million
HARVEST
$2.5 million
Suniva
$2.5 million
xtime
$3.0 million
CORSAIR
$4.0 million
METABOLON
$4.0 million
KABAM
play for real.
$1.3 million
NYSE: TRMR
TREMOR VIDEO
$4.0 million
TRUECar
$3.0 million
ZOOSK
$3.0 million
agilyx
$4.0 million
SilkRoad technology
$5.0 million
NYSE: LOCK
LifeLock
$5.0 million
Glam Media
$5.0 million
STOKE
$3.5 million
Jumptap
$5.0 million
2010 (4)
2011 (10)
2012 (6)

[1] Dollar amounts represent Keating Capital's investments (excluding any follow-on investments in subsequent financing rounds or open market purchases) since inception.

Characteristics of Portfolio Company Investments

2012 Revenue Profile[1]

$72 million median

5 companies > $100 million

Initial Investment Participation Round[2]



Number of Keating Capital Investments
1
3
5
4
4
2
A
B
C
D
E
F
G
Financing Round (Series)

Direct or Secondary Investments

In 18 of 20 portfolio companies, our initial investments were in securities issued directly by the company



Direct investment
18
Purchases from selling stockholders[3]
2

Net Invested Capital by Vintage Year[4]



2010
$2.6
2012
$21.5 million
2011
$27.2

[1] Based on the estimated or unaudited 2012 financial results provided by our portfolio companies, except for five portfolio companies which are audited. Includes only the 16 portfolio companies held as of June 30, 2013.
[2] Excludes Corsair since it had not raised equity financing from institutional investors prior to Keating Capital's initial investment.
[3] Purchases from current or former management or employees facilitated by the portfolio company. We have not purchased any investment on a trading platform of private secondary marketplaces.
[4] Net invested capital is the total invested capital by vintage year reduced by the disposition of portfolio companies at investment cost, as of June 30, 2013.

Select Co-Investors in the Same Round as KIPO

Portfolio Company	Size of KIPO's Investment (MM)[1]	Select Co-Investors
agilyx	$4.0 Lead Investor	KPCB, Saffron Hill Ventures, Chrysalix Energy Venture Capital, WM Waste Management
BrightSource	$2.5	VantagePoint Capital Partners, Draper Fisher Jurvetson, Chevron, bp
HARVEST Superpowered.	$2.5	Canaan Partners, TriplePoint Capital, generation, DAG Ventures
KABAM play for real.	$1.3	Canaan Partners, Redpoint Ventures, Google, intel
LifeLock	$5.0	Bessemer Venture Partners, Goldman Sachs, KPCB, Symantec
METABOLON	$4.0 Lead Investor	Aurora Ventures, HH, Sevin Rosen Funds, syngenta
solazyme	$1.0	Braemar Energy Ventures, Morgan Stanley, Lightspeed Venture Partners, Chevron
Suniva	$2.5	Goldman Sachs, NEA, Warburg Pincus, Apex Venture Partners
TREMOR VIDEO	$4.0	General Catalyst Partners, W Capital Partners, SAP Ventures, TimeWarner
TRUECar	$3.0	Anthem Venture Partners, Capricorn Investment Group, USAA, DealerTrack
xtime	$3.0 Lead Investor	Draper Fisher Jurvetson, Saints, RPM Ventures
zoosk	$3.0	Bessemer Venture Partners, Canaan Partners, Crosslink Capital

[1] Dollar amounts represent Keating Capital's initial investment cost (excluding any follow-on investments in subsequent financing rounds or open market purchases).

Portfolio Company Unrealized Appreciation (Depreciation)

Portfolio Company Unrealized Appreciation (Depreciation)[1] As of June 30, 2013			
Portfolio Company	Cost	Value	Unrealized Appreciation (Depreciation)
Xtime, Inc.	$ 3,000,000	$ 5,100,000	$ 2,100,000
SilkRoad, Inc.	5,000,000	6,680,000	1,680,000
Harvest Power, Inc.	2,499,999	3,370,000	870,001
Tremor Video, Inc.	4,000,001	4,859,984	859,983
Metabolon, Inc.	4,000,000	4,840,000	840,000
TrueCar, Inc.	2,999,996	3,510,000	510,004
Zoosk, Inc.	2,999,999	3,510,000	510,001
Glam Media, Inc.	4,999,999	5,430,000	430,001
Jumptap, Inc.	4,999,995	5,380,000	380,005
Kabam, Inc.	1,328,860	1,420,000	91,140
Livescribe, Inc.	606,187	-	(606,187)
MBA Polymers, Inc.	2,000,000	1,340,000	(660,000)
Suniva, Inc.	2,500,007	1,410,000	(1,090,007)
BrightSource Energy, Inc.	2,897,131	1,490,000	(1,407,131)
Agilyx Corporation	4,000,000	2,490,000	(1,510,000)
Stoke, Inc.	3,500,000	1,880,000	(1,620,000)
Total	**$ 51,332,174**	**$ 52,709,984**	**$ 1,377,810**

[1] Includes only those portfolio companies held as of June 30, 2013.

Portfolio Company Exits*

Exited Companies

Portfolio Company	Investment Amount	Quarter of Complete Disposition of Interest	Weighted-Average Holding Period (Years)	Net Realized Gains	Return Multiple[1]	Internal Rate of Return[2]
CORSAIR	$4,000,080	Q2 2013	1.8	$ 675,317	1.2x	9%
LifeLock	$5,000,000	Q2 2013	1.1	$3,675,041	1.7x	66%
solazyme	$2,080,750	Q2 2013	1.8	$ 453,452	1.2x	12%
NeoPhotonics Innovation through Integration	$1,000,000	Q3 2012	2.6	$ (121,428)	0.9x	-5%

Summary of All Exits (including weighted-average returns and holding period)

4	$4.7 MM	1.4x	1.6	22%
Number of complete exits (out of 20 portfolio companies)	Net realized gains	Total return multiple[1]	Holding period (years)	Internal rate of return[2]

*Portfolio company exit returns are calculated at the portfolio company level (net of any selling expenses, including broker commissions); however, the portfolio company exit returns do not reflect any of Keating Capital's operating expenses.

1 Total return multiple on an exited portfolio company investment is determined by dividing the net proceeds realized from the sale of such investment by the aggregate cost of such investment. The weighted-average total return multiple is determined by dividing the aggregate net proceeds from the sale of all exited portfolio companies by the aggregate investment cost of all exited portfolio companies.

2 Internal rate of return is the annualized rate of return on an exited portfolio company investment taking into account the amount and timing of all cash flows related to such portfolio company investment including the initial investment, any follow-on investment and the net proceeds from the sale of such investment. The weighted-average internal rate of return is the annualized rate of return on all exited portfolio company investments taking into account the amount and timing of the cash flows related to all exited portfolio company investments (as a group).

Summary

Private to Public Valuation Arbitrage

Identifiable, quantifiable, exploitable source of opportunity



Private to public valuation arbitrage
Sell publicly
Valuation increase
Capture the difference[1]
Buy privately
Private
Public

Public Access Vehicle

Until recently, there has been no way to take advantage of the liquidity premium in the form of a publicly traded fund



Potentially Mitigate Risks of Pre-IPO Investing

Most senior equity securities

\+

Special IPO conversion feature & other structural protections[2]

\+

Access to portfolio company information from the issuer



Risks
Senior Equity
Special IPO Conversion
Access to Information

[1] There is no assurance that our portfolio companies will complete an IPO or other liquidity event or that we will be able to realize any net gains from the sale of our publicly traded portfolio company investments or our interests in private portfolio companies as part of a sale transaction involving such private portfolio companies.

[2] See page 2 of this presentation.

Corporate Information

Board of Directors

Management
- Timothy J. Keating
- Frederic M. Schweiger

Independent
- Brian P. Alleman
- Laurence W. Berger
- J. Taylor Simonton

Independent Audit Firm

Grant Thornton, LLP
John M. Stomper, Partner
175 West Jackson Boulevard, 20th Floor
Chicago, IL 60604

Investment Committee

- Timothy J. Keating
- Kyle L. Rogers
- Frederic M. Schweiger

Legal Counsel

Sutherland Asbill & Brennan LLP
Cynthia M. Krus, Partner
1275 Pennsylvania Avenue NW
Washington, DC 20004

Investor Relations Contact

Margie L. Blackwell
Investor Relations Director
(720) 889-0133
mb@keatinginvestments.com
www.KeatingCapital.com

Corporate Headquarters

5251 DTC Parkway
Suite 1100
Greenwood Village, CO 80111
(720) 889-0139

Transfer Agent

DST Systems, Inc.
210 West 10th Street, 8th Floor
Kansas City, MO 64105
(816) 435-1000

Securities Listing

Nasdaq: KIPO